Exhibit 31.1

CERTIFICATION

I, Thomas W. Adams, certify that:

1. I have reviewed this report on Form 10-Q/A of Tronox Incorporated;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/  Thomas W. Adams
Thomas W. Adams
Chief Executive Officer

May 19, 2008